UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously announced, on January 2, 2025, Scilex Holding Company (the “Company”) entered into a Deferral and Consent under Tranche B Senior Secured Convertible Note (collectively, the “Deferral and Consent Letters”) with each of the holders of Tranche B Senior Secured Convertible Notes issued by the Company to such holders on October 8, 2024 (the “Tranche B Notes”).

Pursuant to the terms of the Deferral and Consent Letters, the holders of the Tranche B Notes agreed to defer the Company’s obligation to make the required payment of the First Amortization Payment (as defined therein) until January 31, 2025. The holders of the Tranche B Notes agreed to further defer (the “Further Deferral”) the First Amortization Payment from January 31, 2025 to the Maturity Date (i.e. October 8, 2026) if, among other things, the Company granted the holders of the Tranche B Notes the Royalty and Exclusive Rights contemplated pursuant to the Term Sheet attached to the Deferral and Consent Letters (the “Term Sheet”).

Royalty Purchase Agreement — Gloperba and Elyxyb

As contemplated by the Term Sheet in respect of the Royalty and Exclusive Rights described therein, on February 28, 2025 (the “Closing Date”), the Company entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) with Scilex Pharmaceuticals Inc. (“Scilex Pharma”), certain institutional investors (collectively, the “Royalty Investors”) and Oramed Pharmaceuticals Inc. (“Oramed”) (together with the Royalty Investors, the “RPA Purchasers”). Pursuant to the Royalty Purchase Agreement, Scilex Pharma sold to the RPA Purchasers the right to receive 4% of all aggregate net sales worldwide (the “Purchased Receivables”) with respect to Gloperba, Elyxyb, and any related, improved, successor, replacement and/or varying dosage forms of the foregoing (the “Covered Products”).

In consideration of the Further Deferral and representing the “grant of the Royalty and Exclusive Rights” (as defined in the Term Sheet), during the period commencing on the Closing Date and expiring on the tenth anniversary of the Closing Date (the “Payment Term”), Scilex Pharma shall pay to each RPA Purchaser, by wire transfer of immediately available funds in U.S. dollars to such RPA Purchaser’s account such RPA Purchaser’s Specified Percentage (as defined in the Royalty Purchase Agreement) of the Covered Product Revenue Payments (each as defined in the Royalty Purchase Agreement) for each calendar quarter (commencing with the calendar quarter beginning January 1, 2025) promptly, but in any event no later than 60 calendar days after the end of each calendar quarter.

The Royalty Purchase Agreement shall terminate six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled during the Payment Term.

The Royalty Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company. The representations, warranties, covenants and agreements contained in the Royalty Purchase Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to the Royalty Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Royalty Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Royalty Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Royalty Security Agreement

Pursuant to the terms of the Royalty Purchase Agreement, the Company entered into a Security Agreement with Scilex Pharma and the collateral agent (as identified therein) for the benefit of the RPA Purchasers, dated as of February 28, 2025 (the “Royalty Security Agreement”).

Under the Royalty Security Agreement, each of the Company’s and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and regulatory approvals, in each case related to the Covered Products.

The foregoing summary of the Royalty Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Security Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Subordination Agreement

In connection with the Royalty Purchase Agreement and the Royalty Security Agreement, the Company entered into that certain Subordination Agreement, dated as of February 28, 2025 (the “Subordination Agreement”), by and among the Company, Scilex Pharma the RPA Purchasers and the Note Agent (each as defined in the Subordination Agreement). Pursuant to the Subordination Agreement, the parties agreed that all obligations, liabilities and indebtedness under the Royalty Purchase Agreement are secured by first priority liens on the collateral under the Royalty Security Agreement (the “Royalty Collateral”) and the Note Agent’s lien on the Royalty Collateral is subordinated and becomes a second priority lien.

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Amendment No. 1 to ZTlido Royalty Purchase Agreement

On February 28, 2025, the Company and Scilex Pharma entered into an Amendment No. 1 to Purchase and Sale Agreement (the “Royalty Amendment”) with the purchasers (the “Purchasers”) under that certain Purchase and Sale Agreement, dated as of October 8, 2024 (the “ZTlido Royalty Agreement”). Pursuant to the Royalty Amendment, the Company and Scilex Pharma may assign their respective rights or delegate their respective obligations under the ZTlido Royalty Agreement without the prior written consent of the Purchasers if the Company receives a commitment, contingent upon an asset purchase of Covered Products (as defined in the ZTlido Royalty Agreement), that would allow the Company to pay in full all obligations owed under the Debt Instruments (as defined therein), provided that such purchaser of Covered Products agrees to assume all of the obligations of the Company and Scilex Pharma under the ZTlido Royalty Agreement.

The foregoing summary of the Royalty Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Amendment, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Gloperba Rest of World License Agreement

On February 28, 2025 (the “Effective Date”), the Company entered into a License Agreement (the “Gloperba License Agreement”) with Scilex Pharma and RoyaltyVest Ltd. (the “Licensee”) with respect to (i) services, compositions, products, dosages and formulations comprising Gloperba that have been or are later developed by or on behalf of the Company, including the product and any future product defined as a “Licensed Product” under the License and Commercialization Agreement, dated as of June 14, 2022, by and between RxOmeg Therapeutics LLC (“Romeg”) and the Company, as amended by that certain First Amendment to License and Commercialization Agreement, dated January 16, 2025, by and between Romeg and the Company, as may be further amended or restated from time to time, and (ii) any related, improved, successor or replacement forms of any such product Controlled (as defined therein) by the Company ((i) and (ii) collectively, the “Gloperba Product”).

Under the Gloperba License Agreement, the Company granted to the Licensee during the Gloperba License Term (as defined below) a worldwide, exclusive, non-transferable (except in connection with a permitted assignment of the Gloperba License Agreement) right, license and interest in, to, and under all Product Rights Controlled (each as defined therein) by the Company to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit all Gloperba Products, in all cases solely for commercialization of the Gloperba Products outside of the United States in the Field (as defined therein). The Licensee granted to the Company a non-exclusive, non-transferable (except in connection with a permitted assignment of the Gloperba License Agreement), right and license under the Licensee Non-Blocking Patents (as defined therein) (i) in the United States, to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit Gloperba Product for commercialization of Gloperba Products in the United States in the Field (as defined therein), and (ii) worldwide, to develop and manufacture Gloperba Product for commercialization in the United States in the Field (as defined therein). Each of the Licensee and the Company will receive 50% of the Net Revenue (as defined therein) generated based on Licensee’s sale of the Gloperba Products, and the Licensee shall effect the foregoing by paying to the Company an amount required for the Company to receive its share of the Net Revenue on a quarterly basis.

Pursuant to the Gloperba License Agreement, the Licensee shall obtain and maintain regulatory approval for the Gloperba Product outside of the United States in accordance with its own business judgment and in its sole and absolute discretion.

Promptly after the Effective Date, the Company is required to (i) facilitate an introduction between the Licensee and the Company’s contract manufacturer of the Gloperba Product (the “Gloperba CMO”) as of the Effective Date, and (ii) use reasonable efforts to cause such Gloperba CMO to accept a direct engagement with the Licensee for the manufacturing or supply of the Gloperba Product in finished dosage form. In addition, the Company agreed to appoint the Licensee as its exclusive distributor of the Gloperba Product in the entire world other than the United States during the Gloperba License Term.

The term of the Gloperba License Agreement commences on the Effective Date and continues until expiration of the last to expire Licensed Patents (as defined therein), unless earlier terminated (the “Gloperba License Term”).

The foregoing summary of the Gloperba License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gloperba License Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Purchase and Sale Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc. and the purchasers signatory thereto.

10.2#	Security Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc. and the purchasers signatory thereto.

10.3	Subordination Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc., Acquiom Agency Services LLC and other signatories thereto.

10.4

Amendment No. 1 to Purchase and Sale Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc., Oramed Pharmaceuticals Inc. and the other signatories thereto.

10.5#	License Agreement (Gloperba), dated February 28, 2025, by and between Scilex Holding Company, Scilex Pharmaceuticals Inc. and RoyaltyVest Ltd.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: March 3, 2025